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                                                                      EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders
York International Corporation:

We consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 333-2384, 333-39398 and 333-55815 Amended and Restated 1992
Omnibus Stock Plan, File No. 33-64684 1992 Omnibus Stock Plan, File No. 333-85570 Amended and Restated 1992 Employee Stock Purchase Plan, File No. 33-51374 1992 Employee Stock Purchase Plan, File No. 333-98137 Amended and Restated 2002 Omnibus Stock Plan, File No. 333-73079 Investment Plan for Puerto Rico, File No. 333-73077 Investment Plan and File No. 333-73081 Bristol Compressors Thrift and Retirement Plan) of York International Corporation of our reports dated February 13, 2004 with respect to the consolidated balance sheets of York International Corporation and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, comprehensive income (loss), cash flows and stockholders' equity for each of the years in the three-year period ended December 31, 2003, and the related financial statement schedule, which reports appear in the December 31, 2003 annual report on Form 10-K/A of York International Corporation.

Our report on the consolidated financial statements refers to the changes made by the Company in its method of accounting for variable interest entities in 2003 and its method of accounting for goodwill and other intangible assets in 2002.

/s/ KPMG LLP
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KPMG LLP

Harrisburg, Pennsylvania
May 5, 2004